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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): JANUARY 22, 2006

                              THE BANC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                 0-25033                                   63-1201350
         (Commission File Number)              (IRS Employer Identification No.)

17 NORTH 20TH STREET, BIRMINGHAM, ALABAMA                     35203
 (Address of Principal Executive Offices)                  (Zip Code)

                                 (205) 327-3600
              (Registrant's Telephone Number, Including Area Code)

(i)  NOT APPLICABLE

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 2 - FINANCIAL INFORMATION

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On January 23, 2006, The Banc Corporation issued a press release announcing its operating results for the quarter and year ended December 31, 2005. A copy of the press release is attached hereto as Exhibit 99. The information in Item
2.02 of this Current Report on Form 8-K, including Exhibit 99, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as we may specifically state in any such filing.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02 NON-RELIANCE ON PREVIOUS ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

     On January 22, 2006, the Audit Committee of the Board of Directors of the Corporation, after consultation with senior management and the Corporation's independent registered public accounting firm, authorized the filing of corrected financial statements for the quarters ended March 31, June 30 and September 30, 2005. The corrections relate to the accounting for interest rate swaps related to brokered certificates of deposit under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended ("SFAS 133"). The Corporation will file amendments to its quarterly reports on Form 10-Q for each of those quarters containing the corrected financial statements and reflecting a change in management's assessment of the Corporation's disclosure controls and procedures for those periods. Accordingly, investors should no longer rely on the Corporation's previously filed financial statements and other financial information for each of the quarters ended March 31, June 30 and September 30, 2005. The Corporation will also file an amendment to its annual report on Form 10-K for the year ended December 31, 2004 reflecting a change in management's assessment of the Corporation's disclosure controls and procedures and internal control over financial reporting as a result of a material weakness in internal control relating to the accounting for interest rate swaps. The change in accounting for interest rate swaps had no material impact on the Corporation's 2004 results, so no correction is required in the Corporation's 2004 audited financial statements.

BACKGROUND

     Recently, there has been considerable discussion within the accounting profession of the proper way to account for certain derivative instruments under SFAS 133, including interest rate swaps commonly used by financial institutions to hedge their interest rate exposure with respect to brokered certificates of deposit. The Corporation has entered into such swap arrangements from time to time, and has historically accounted for these swaps using an abbreviated method of fair value hedge accounting under SFAS 133, known as the "short-cut" method, which assumes that the hedging transactions are effective.

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     However, in light of recent informal technical interpretations of accounting for these instruments, the Corporation has determined that these swaps may not have qualified for the short-cut method in prior periods because the related certificates-of-deposit broker placement fee caused the swap not to have a fair value of zero at inception, which is a requirement for use of the short-cut method under SFAS 133. Therefore, after discussions with its independent registered public accounting firm, the Corporation has concluded that any fluctuations in the market value of these interest rate swaps should have been recorded through the Corporation's income statement. Accordingly, while the Corporation believes that the swaps have been and will continue to be highly effective hedges, the Corporation will be amending its previously reported results for the first three quarters of 2005 to reflect the Corporation's determination that such swaps did not qualify for hedge accounting under SFAS 133. The cumulative impact of this revised treatment reduced earnings by $625,000, or $.03 per share, for the year ended 2005. The change had no impact on the Corporation's cash flows and no material impact to prior years. The year-end and fourth quarter results of 2005 reported below reflect such revised treatment of the swaps. The Corporation has re-designated these interest-rate swaps as fair value hedges under the "long-haul" method in order to qualify them under SFAS 133 for fair value hedge accounting in future periods.

INTERNAL CONTROL OVER FINANCIAL REPORTING

     In its amended quarterly reports on Form 10-Q/A for the quarters ended March 31, June 30 and September 30, 2005 and in its amended annual report on Form 10-K/A for the year ended December 31, 2004, the Corporation will amend its disclosures relating to changes in management's assessment of the Corporation's disclosure controls and procedures and internal control over financial reporting to conclude that its accounting for the interest rate swaps described above was not in accordance with generally accepted accounting principles and therefore represents a material weakness.

     Management and the Audit Committee have discussed these matters with Carr, Riggs & Ingram, LLP, the Corporation's independent registered public accounting firm, who served as the Corporation's external auditors for all affected periods.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

       (d)   Exhibits

             Exhibit 99 Press Release of The Banc Corporation dated January 23, 2006.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE BANC CORPORATION


Date: January 26, 2006                  By: /s/ Rick D. Gardner
                                            ------------------------------------
                                            Rick D. Gardner
                                            Chief Operating Officer